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                                                                      EXHIBIT 5


                           JONES, DAY, REAVIS & POGUE
                              3500 SunTrust Plaza
                           303 Peachtree Street, N.E.
                          Atlanta, Georgia 30308-3242


                                 August 1, 2002


Atlantic American Corporation
4370 Peachtree Road, N.E.
Atlanta, Georgia  30319

Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Atlantic American Corporation, a Georgia corporation (the "Company"), in connection with the registration by the Company of 2,000,000 shares of Common Stock, par value $1.00 per share ("Common Stock"), to be issued in accordance with the Company's 2002 Incentive Plan (the "Plan") pursuant to the Company's Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the "Registration Statement"), to which this opinion appears as Exhibit 5.

We have examined such documents and records, including an examination of originals or copies certified or otherwise identified to our satisfaction, and matters of law as we have deemed necessary for purposes of this opinion. We have assumed, without independent verification, the genuineness and authorization of all signatures and the conformity to the originals of all copies submitted to us or inspected by us as certified, conformed or photostatic copies. Based upon the foregoing and subject to the qualifications and limitations stated herein, we are of the opinion that the Common Stock being registered has been duly authorized and, when issued in the manner contemplated by the Plan, will be validly issued, fully paid and nonassessable.

Our examination of matters of law in connection with the opinions expressed herein has been limited to, and accordingly our opinions herein are limited to, the Georgia Business Corporation Code, including the applicable provisions of the constitution of the State of Georgia and the reported judicial decisions interpreting such law. We express no opinion with respect to the law of any other state or jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                    Very truly yours,


                                    /s/ Jones, Day, Reavis & Pogue
                                    -------------------------------------------
                                    JONES, DAY, REAVIS & POGUE